Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of MaxCyte, Inc. of our report dated April 20, 2021, on our audits of the consolidated financial statements of MaxCyte, Inc. as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”

/s/CohnReznick LLP

Tysons, Virginia

July 9, 2021